                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               NSD BANCORP, INC.
--------------------------------------------------------------------------------
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

[ X ]  No fee required

                               NSD BANCORP, INC.
                               5004 MCKNIGHT ROAD
                         PITTSBURGH, PENNSYLVANIA 15237
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 1997

     Notice is hereby given that the Annual Meeting of Shareholders of NSD Bancorp, Inc. will be held in the Ballroom of the Holiday Inn, 4859 McKnight Road, Pittsburgh, Pennsylvania, on April 22, 1997 at 3:00 P.M. Local Time, for the following purposes:

     (1) To vote upon the election of five persons to the Board of Directors of the Corporation, to hold office for a two-year term and until their successors are duly elected and qualified.

     (2) To ratify the appointment of Coopers & Lybrand, L.L.P., Certified Public Accountants, as independent auditors and accountants for the Corporation.

     (3) To transact such other business as may properly come before the meeting.

     The Board of Directors has established the close of business on March 11, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                          By Order of the Board of Directors,

                                          GLORIA J. BUSH
                                          Secretary
March 24, 1997

                               NSD BANCORP, INC.
                               5004 MCKNIGHT ROAD
                         PITTSBURGH, PENNSYLVANIA 15237

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1997

                              GENERAL INFORMATION

     This Proxy Statement is being furnished to holders of Common Stock of NSD Bancorp, Inc. (the "Corporation") in connection with the solicitation of Proxies on behalf of the Board of Directors of the Corporation to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, April 22, 1997 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournment(s) thereof. The approximate mailing date of this Proxy Statement and the accompanying Proxy is March 24, 1997.

     The Corporation is a Pennsylvania business corporation and a bank holding company registered with the Federal Reserve Board having its principal offices at 5004 McKnight Road, Pittsburgh, Pennsylvania 15237, telephone (412) 231-6900. The sole subsidiary of the Corporation is NorthSide Bank (the "Bank").

RECORD DATE, VOTING RIGHTS AND OUTSTANDING STOCK

     The Board of Directors of the Corporation has fixed the close of business on March 11, 1997 as the record date for the determination of shareholders of the Corporation entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. The number of shares of Common Stock outstanding and entitled to vote as of the record date was 1,631,845.

VOTING AND REVOCATION OF PROXIES

     Each shareholder entitled to vote has the right to cast one vote for each share of stock on each matter of business to be considered at the Annual Meeting, including the election of Directors. Thus, cumulative voting for Directors is not permitted. The presence, in person or by Proxy, of the holders of at least a majority of the outstanding shares of the Common Stock will be necessary to constitute a quorum at the Annual Meeting. The affirmative vote of a majority of the votes cast by the shareholders will be required to approve any proposals voted on at the Annual Meeting. An abstention from voting on a matter by a shareholder present in person or represented by Proxy at the Annual Meeting or any broker non-vote will not be counted in such voting. Shares represented by Proxies properly executed and returned, unless revoked prior to the Annual Meeting, will be voted at the Annual Meeting in accordance with the instructions thereon. If a Proxy is signed and returned without indicating any voting instructions, the shares represented by the Proxy will be voted "FOR" approval of all proposals.

     Any shareholder who executes and returns a Proxy has the power to revoke such Proxy at any time before it is exercised by filing with the Secretary of the Corporation written notice of such revocation or a duly executed Proxy bearing a later date or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting, however, will not in and of itself constitute revocation of a Proxy.

     If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, it is intended that the shares represented by Proxies at such meeting will be voted with respect thereto in accordance with the discretion of the person or persons voting such Proxies.

SOLICITATION OF PROXIES

     Proxies are being solicited by the Board of Directors of the Corporation. The cost of solicitation of Proxies for the Annual Meeting will be borne by the Corporation. In addition to solicitation by use of the mails, Proxies may be solicited by Directors, officers and employees of the Corporation. Such Directors, officers and employees will not receive any additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Arrangements have been made by the Corporation with banks, brokerage houses and other nominees, custodians and fiduciaries for the forwarding, at the Corporation's expense, of Proxies and Proxy materials to their principals.

PRINCIPAL SHAREHOLDERS OF THE CORPORATION

     The following table sets forth certain information concerning ownership of the Corporation's Common Stock by persons known to the Corporation to be the beneficial owner (as defined by the applicable rules of the Securities and Exchange Commission) of more than 5% of the outstanding shares of the Corporation's Common Stock as of March 1, 1997. Each such individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table.

                                                                     PERCENTAGE OF
                                          AMOUNT AND NATURE OF        OUTSTANDING
                 NAME AND ADDRESS         BENEFICIAL OWNERSHIP       COMMON STOCK
                 ----------------         --------------------       -------------
            Carl H. Brandt                       168,297                 10.31%
            2185 Ben Franklin Drive
            Pittsburgh, PA 15237

            William R. Baierl                    142,738(a)(c)            8.75%
            100 Federal Street
            Pittsburgh, PA 15212

            L. R. Gaus                            93,569(b)(c)            5.73%
            100 Federal Street
            Pittsburgh, PA 15212

---------

(a) Includes 61,720 shares owned by a company controlled by Mr. Baierl. Also includes 5,830 shares held in trust as to which Mr. Baierl has voting and dispositive power but disclaims beneficial ownership.

(b) Includes 72,773 shares held in trust as to which Mr. Gaus shares voting and dispositive power as co-trustee but disclaims beneficial ownership.

(c) Includes options to purchase 1,176 shares granted under the Corporation's Non-Employee Director Stock Option Plan.

SHAREHOLDER PROPOSALS

     Shareholders of the Corporation may submit proposals to be considered for shareholder action at the Annual Meeting of Shareholders in 1998 if they do so in accordance with the appropriate regulations of the Securities and Exchange Commission. Any such proposal must be received by the Secretary of the Corporation at the Corporation's address (listed on Page 1 of this Proxy Statement) no later than November 25, 1997 in order to be included in the Corporation's proxy materials relating to that meeting.

                             ELECTION OF DIRECTORS
                                  (Proposal 1)

     The Articles of Incorporation of the Corporation provide that the Board of Directors of the Corporation shall be divided into two classes as nearly equal in number as possible, with the term of office of one class expiring each year. Five Directors of the second class are to be elected at the Annual Meeting. Each Director of the second class will serve for a term of two years or until his or her successor has been duly elected and has qualified.

     Pursuant to the Corporation's Articles of Incorporation, voting rights for the election of Directors are not cumulative. Each shareholder entitled to vote has the right to cast one vote for each share of stock for each of the number of candidates as there are Directors to be elected. To be elected, a Director must receive a majority of the outstanding votes cast at the Annual Meeting.

     The persons named in the enclosed Proxy will vote for the election of the nominees named below unless authority is withheld. Each nominee has consented to be named as a nominee and has agreed to serve if elected. If for any reason any of the persons named below should become unavailable to serve (an event which management does not presently anticipate) Proxies will be voted for the remaining nominees and such other person or persons as the Board of Directors may designate.

     Set forth below are the names of the nominees for Director of the second class and the names of the Directors of the first class (Directors of the first class are not standing for election at the Annual Meeting but will continue in office after the Annual Meeting until the expiration of their respective terms), together with certain information regarding each of them:

NOMINEES FOR DIRECTORS:

DIRECTORS OF THE SECOND CLASS--TERM EXPIRING IN 1999

                                        PRINCIPAL OCCUPATION OR EMPLOYMENT FOR
                                        PAST FIVE YEARS, AND ALL POSITIONS AND
                                             OFFICES WITH THE CORPORATION                 DIRECTOR
NAME                                                AND THE BANK                   AGE    SINCE (1)
----                                    ---------------------------------------    ---    ---------
William R. Baierl....................   President and CEO of Baierl Chevrolet,    68        1977
                                        Inc. (automobile dealership)
Grant A. Colton, Jr..................   President and CEO of GA Industries,       56        1990
                                        Inc. and of Empire Specialty Co. (valve
                                        manufacturer)
L.R. Gaus............................   Managing Partner of L.R. Gaus and         64        1971
                                        Associates, certified public
                                        accountants; Chairman of the Board of
                                        the Corporation and the Bank
Polly B. Lechner.....................   Educator--North Allegheny School          55        1987
                                        District
Arthur J. Rooney, II.................   Attorney--Klett, Lieber, Rooney &         44        1988
                                        Schorling

---------

(1) Includes any service as a Director of the Bank prior to the formation of the Corporation in 1993.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

DIRECTORS CONTINUING IN OFFICE:

DIRECTORS OF THE FIRST CLASS--TERM EXPIRING IN 1998

                                        PRINCIPAL OCCUPATION OR EMPLOYMENT FOR
                                        PAST FIVE YEARS, AND ALL POSITIONS AND
                                             OFFICES WITH THE CORPORATION                DIRECTOR
NAME                                                 AND THE BANK                 AGE    SINCE (1)
----                                    ---------------------------------------   ---    ---------
Nicholas C. Geanopulos...............   President of N.C. Geanopulos, Inc.        48        1988
                                        (restaurant services)
Lloyd G. Gibson......................   President and CEO of the Corporation      41        1993
                                        and the Bank; President (and former
                                        Executive Vice President) of The Miners
                                        and Mechanics Savings and Trust Company
                                        in Steubenville, Ohio (1991-1993)
Charles S. Lenzner...................   Owner/Operator of Lenzner Coach Lines,    47        1990
                                        Inc. (transportation services)
David W. McConnell...................   Executive Vice President, Chief           42        1990
                                        Financial Officer and Treasurer of
                                        Allegheny Health, Education & Research
                                        Foundation; and CEO of Diversified
                                        Health Group, Inc.
Kenneth L. Rall......................   President of D.S.C., Inc. and D.S.C.      64        1987
                                        Services, Inc. (mobile home sales and
                                        service)
Henry E. Rea, Jr.....................   Attorney--Brandt, Milnes, Rea & Wise      69        1990

---------

(1) Includes any service as a director of the Bank prior to the formation of the Corporation in 1993.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES; DIRECTORS' COMPENSATION

     The Board of Directors of the Corporation met thirteen times during 1996. Each of the Directors, except Arthur J. Rooney, II, attended at least 75% of the meetings of the Board of Directors.

     The Board of Directors of the Corporation maintain an Audit Committee, a Nominating Committee and a Stock Option Committee. The Corporation's Nominating Committee consists of Grant A. Colton, Jr. (Chairman), Nicholas C. Geanopulos, Charles S. Lenzner, and Arthur J. Rooney, II. It is expected that the Nominating Committee of the Corporation will consider director candidates recommended by shareholders who submit the candidate's resume by sending it to the Chairman of the Nominating Committee at the Corporation's principal business address. The Nominating Committee met one (1) time during 1996.

     The Corporation's Audit Committee from April 23, 1996 consisted of Kenneth
L. Rall (Chairman), Charles S. Lenzner, Henry E. Rea, Jr., and Kenneth L. Rall. Prior to April 23, 1996, the Audit Committee consisted of Nicholas C. Geanopulos (Chairman), Kenneth L. Rall, and Henry E. Rea, Jr. This Committee met four times during 1996 to review reports presented by the Corporation's auditors. This Committee also reviews the reports prepared by regulatory authorities. The Committee makes suggestions to management designed to improve internal control and to protect against improper security for all assets and records.

     The Corporation's Stock Option Committee consists of William R. Baierl, L.
R. Gaus, David W. McConnell, Henry E. Rea, Jr., and Arthur J. Rooney, II. The Committee's function is to administer and approve stock option grants under the 1994 Stock Option Plan (the "Plan") and interpret the Plan and prescribe such rules, regulations and procedures in connection with the operation of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. The Stock Option Committee met one (1) time during 1996.

     The Bank's Personnel Committee, which acts as a compensation committee for the Corporation, met five times in 1996. Prior to April 23, 1996, the Committee consisted of Grant A. Colton, Jr. (Chairman), L. R. Gaus, David W. McConnell, Lloyd G. Gibson, and Polly B. Lechner. From April 23, 1996, this Committee consisted of David W. McConnell (Chairman), William R. Baierl, L. R. Gaus, Lloyd
G. Gibson, and Polly B. Lechner. This

Committee establishes terms of employment and compensation of all officers of the Bank, reviews and recommends employee benefits, bonus or similar plans to the Board for its approval and administers, construes and interprets any such plans (other than the Plan).

     Each non-employee director of the Bank is paid a fee of $800 per month base rate plus $200 for each Bank Board of Directors meeting or committee meeting attended, but not to exceed $1,000 monthly. Directors of the Corporation currently are not paid for attendance at meetings of the Corporation's Board of Directors or committees thereof. Non-employee Directors of the Corporation also receive grants of stock options under the Corporation's Non-Employee Director Stock Option Plan. In addition to the per meeting compensation, L. R. Gaus received compensation in the amount of $24,000 during 1996, payable on a monthly basis, for services rendered as Chairman of the Board of the Corporation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Lloyd G. Gibson, President and CEO of the Corporation and the Bank, is a member of the Personnel Committee of the Bank (which acts as a compensation committee for the Corporation and the Bank). Mr. Gibson did not participate in any deliberations of the Personnel Committee with regard to his compensation during 1996.

EXECUTIVE OFFICERS OF THE CORPORATION

     The following table sets forth the name, age, position held and business experience of each executive officer of the Corporation.

                                              POSITION HELD AND BUSINESS EXPERIENCE
NAME                             AGE                 DURING LAST FIVE YEARS                 SINCE(A)
----                             ---    -------------------------------------------------   --------
Lloyd G. Gibson...............   41     President and CEO of the Bank and the Corporation       1993
                                        (1993-present); President (and former Executive
                                        Vice President) of The Miners and Mechanics
                                        Savings and Trust Company in Steubenville, Ohio
                                        (1991-1993)
Edward A. Balmer..............   48     Executive Vice President of the Bank and Vice           1993
                                        President of the Corporation (1993-present); Vice
                                        President of Dollar Bank in Pittsburgh,
                                        Pennsylvania
James R. Schafer..............   54     Executive Vice President/Chief Operations Officer       1989
                                        of the Bank (1989 to present)
James P. Radick...............   34     Senior Vice President, CFO and Treasurer of the         1993
                                        Bank and Treasurer of the Corporation.
                                        (1993-present); and Chief Auditor (1989-1993)

---------

(a) Includes any service as an officer of the Bank prior to the formation of the Corporation in 1993.

REMUNERATION OF MANAGEMENT

     The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Corporation's chief executive officer and vice president during each of the last three fiscal years. No other executive officer employed by the Corporation or the Bank received aggregate remuneration exceeding $100,000 during 1996.

                           SUMMARY COMPENSATION TABLE


                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                                                        --------------------
                                                                                          AWARDS      PAYOUTS
                                                                                        ----------    -------
                                                                             (F)           (G)
                                                               (E)        RESTRICTED    SECURITIES      (H)            (I)
            (A)                        (C)       (D)      OTHER ANNUAL      STOCK       UNDERLYING     LTIP         ALL OTHER
     NAME AND PRINCIPAL     (B)      SALARY     BONUS     COMPENSATION     AWARD(S)      OPTIONS/     PAYOUTS     COMPENSATION
          POSITION          YEAR       ($)       ($)           ($)           ($)         SARS(#)        ($)            ($)
--------------------------------    ---------  --------  ---------------  ----------    ----------    -------    ---------------
Lloyd G. Gibson,            1994      121,044        0         7,993(1)        0           4,368         0             3,691
  President and Chief       1995      123,963   20,790         5,836(2)        0           4,200         0            10,162
  Executive Officer         1996      124,378   25,000         6,392(2)        0           4,000         0            11,165(3)
Edward A. Balmer            1994       78,984        0             0           0           2,184         0                 0
  Vice President            1995       81,074        0             0           0           2,100         0             6,090
                            1996       83,503   12,500             0           0           2,000         0             6,994(4)

---------

(1) The amount shown consists of reimbursement for moving expenses ($2,118) and certain other expenses ($5,875).

(2) Represents the value of an automobile allowance.

(3) The amount shown consists of (a) contributions by the Bank pursuant to the Bank's Profit Sharing Plan ($6,473) and (b) 401(k) Plan employee matching contributions ($4,692).

(4) The amount shown consists of (a) contributions by the Bank pursuant to the Bank's Profit Sharing Plan ($4,126) and (b) 401(k) Plan employee matching contributions ($2,868).

     Mr. Gibson serves as President and CEO under an employment agreement with the Bank dated July 1, 1993, which is renewable for additional one year periods after July 1, 1995. The agreement provides for an initial employment term of two years with base compensation currently equal to $130,008 annually (subject to review of the Board of Directors). In addition, the agreement entitles Mr. Gibson to participate in any incentive compensation program or stock option plan implemented by the Corporation or the Bank and customary insurance and other benefit programs for executives of the Corporation or the Bank.

            PERSONNEL COMMITTEE AND STOCK OPTION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

     The Bank's Personnel Committee has acted, and continues to act, as a compensation committee for the Bank and the Corporation since the Corporation, a bank holding company organized in 1993, does not have any employees (executive officers of the Corporation are employed and compensated by the Bank). The central objective of the Bank's compensation policies is to provide fair and reasonable compensation to all employees.

     As a matter of long-standing, general practice, the base salaries payable to the executive officers for their services in a particular year are fixed at or about the beginning of the year, upon the recommendation of the Bank's Personnel Committee and subject to approval by the Board of Directors of the Corporation.

     Under the Bank's compensation policy, base salaries for executive officers are determined principally after consideration of (a) independently prepared pay survey information for 28 other bank and thrift institutions having total assets of $200 million to $299 million located in the eight county region comprising Southwestern Pennsylvania; (b) internal performance reviews for each officer; and (c) other criteria such as seniority and individual performance. The overall performance of the Bank and the Corporation is a factor considered in determining base salary only to the extent it reflects individual performance by the officer; however, executive officers also were compensated during 1996 under the Bank's Profit Sharing Plan, which provides for annual discretionary contributions by the Bank based on the Bank's financial performance. For 1996, salary increases were awarded to the executive officers which increases averaged 6.40%.

     Lloyd G. Gibson, the CEO of the Corporation and the Bank, was hired effective July 1, 1993 pursuant to an employment agreement which set his base salary for the initial year of the agreement. Mr. Gibson received a base salary increase of 8.34% effective July 1, 1996 based on the Committee's review of pay survey information (as described above), the salaries paid historically to previous CEOs of the Bank and the Committee's evaluation of his individual performance, in particular, the current favorable financial performance of the Corporation relative to the internal budget and also to peer group performance levels. Mr. Gibson's compensation ranks at or about the 50th percentile of the comparative group of banks described above. Mr. Gibson also participated in the Bank's Profit Sharing Plan described above.

     During 1996 the Stock Option Committee granted stock options covering an aggregate of 9,000 shares of Common Stock to the Corporation's executive officers, including options covering 4,000 shares granted to Mr. Gibson, the CEO. The number of options granted to executive officers was based primarily on the officer's relative position and the Committee's assessment of the officer's value to the Corporation and the Bank and, to a lesser extent, individual performance.

By the Members of the Personnel Committee:

David W. McConnell (Chairman), William R. Baierl, L.R. Gaus,
Lloyd G. Gibson, and Polly B. Lechner

By the Members of the Stock Option Committee:

William R. Baierl, L. R. Gaus, David W. McConnell,
Arthur J. Rooney, II and Henry E. Rea, Jr.

EMPLOYEE BENEFIT PLANS

     The following descriptions of certain employee benefit plans of the Bank are summaries and do not purport to be complete. Such descriptions are qualified in their entirety by the provisions of the respective plans.

     401(K) PLAN. The NorthSide Bank 401(k) Plan was established January 1, 1995. Under the NorthSide Bank 401(k) Plan, employees of NorthSide Bank may elect to participate after they have completed one year of service, completed 1,000 hours of service and attained age 21. Those employees who participate may elect to make a salary deferral contribution up to 15% of compensation. The Bank will make a matching contribution equal to 50% of the employee's salary deferral contribution. The amount of the Bank's matching contribution, however, shall not exceed 6% of an employee's compensation. NorthSide Bank may also elect to make a discretionary contribution which would be allocated to participants who are employed on the last day of the plan year (December 31) and have worked at least 1,000 hours in that same year. This contribution would be allocated on a prorata basis using compensation. The employees are always 100% vested in their salary deferral accounts. The vesting for employee and employer matching accounts shall be: 33.33% for one year of service; 66.67% for two years of service; and 100% for three years of service. Upon termination, if the participant's account balance does not exceed $3,500, he or she can receive his or her distribution in the first plan year following the date of termination. If the employee's account balance exceeds $3,500, he or she can receive his or her distribution as of any date following a one year break in service (a plan year in which less than 501 hours are worked) or attainment of normal retirement age. Future benefits cannot be estimated because the benefits are contingent upon future events.

1994 STOCK OPTION PLAN

     During 1996, a total of 13,000 stock options were granted under the Corporation's 1994 Stock Option Plan (the "Plan") to 12 employees. As of December 31, 1996, no options granted under the Plan had been exercised. The following tables set forth information relating to stock options granted under the Plan to the Chief Executive Officer and Vice President of the Corporation during 1996 and the aggregate values of all options granted under the Plan to the Chief Executive Officer and Vice President as of December 31, 1996. As of December 31, 1996, no options granted to either of such officers under the Plan had been exercised.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                INDIVIDUAL GRANTS
    -------------------------------------------------------------------------     POTENTIAL REALIZABLE
                                           PERCENT                                        VALUE
                                             OF                                     AT ASSUMED ANNUAL
                                            TOTAL                                       RATES OF
                                           OPTIONS                                     STOCK PRICE
                                           GRANTED                                    APPRECIATION
                                             TO        EXERCISE                      FOR OPTION TERM
                               OPTIONS    EMPLOYEES    OR BASE                           (2)(3)
                               GRANTED    IN FISCAL     PRICE      EXPIRATION     ---------------------
              NAME               (#)        YEAR        ($/SH)      DATE (1)       5%($)       10%($)
              (A)                (B)         (C)         (D)          (E)           (F)          (G)
    ------------------------   -------    ---------    --------    ----------     --------    ---------
    Lloyd G. Gibson              4000        30.8%      $24.08       7/23/06      $156,895    $ 249,829
    Edward A. Balmer             2000        15.4%      $24.08       7/23/06      $ 78,448    $ 124,915

---------

(1) Options granted on July 23, 1996, all of which were exercisable on the date of grant.

(2) Based on the product of (a) the difference between (i) the per share market price of the Common Stock on the date of the grant, compounded annually over the term of the option (10 years) at the assumed annual rates indicated, and
    (ii) the exercise price per share and (b) the number of shares of Common Stock obtainable upon exercise of the option.

(3) Amounts shown were calculated at the assumed 5% and 10% annual rates required by the Securities and Exchange Commission and are not intended as a forecast of future appreciation in the price of the Common Stock.

    AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1996 AND FY-END OPTION VALUES

                                                                                           VALUE OF
                                                                       NUMBER OF          UNEXERCISED
                                                                      UNEXERCISED        IN-THE-MONEY
                                                                      OPTIONS AT       OPTIONS AT FISCAL
                                                                    FISCAL YEAR-END        YEAR-END
                                                                          (#)               ($)(1)
                                           SHARES                   ---------------    -----------------
                                          ACQUIRED       VALUE
                                        ON EXERCISE     REALIZED     EXERCISABLE/        EXERCISABLE/
                  NAME                      (#)           ($)        UNEXERCISABLE       UNEXERCISABLE
    ---------------------------------   ------------    --------    ---------------    -----------------
                   (A)                      (B)           (C)             (D)                 (E)
    ---------------------------------   ------------    --------    ---------------    -----------------
    Lloyd G. Gibson                          N/A           N/A          12,568/0           $45,563/0
    Edward A. Balmer                         N/A           N/A           6,284/0           $22,781/0

---------

(1) Based on the closing price per share of Common Stock on the NASDAQ National Market System as of December 31, 1996, minus the exercise price per share, multiplied by the number of shares obtainable upon exercise of such options.

OWNERSHIP OF SECURITIES BY CORPORATION DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of March 1, 1997 regarding the amount and nature of beneficial ownership of Common Stock by each of the Directors of the Corporation, each of the executive officers listed in the Summary Compensation Table above, and by all of the Directors and executive officers of the Corporation as a group. Each such individual has sole voting and investment power with respect to the shares listed except as otherwise indicated in the footnotes to the table.

                                                   AMOUNT AND NATURE OF       PERCENTAGE OF
                        NAME OF                                                OUTSTANDING
                    BENEFICIAL OWNER               BENEFICIAL OWNERSHIP      COMMON STOCK(J)
        ----------------------------------------   --------------------      ---------------
        William R. Baierl.......................     142,738  (a)(h)               8.75%
        Grant A. Colton, Jr.....................      58,959  (b)(h)               3.61%
        L.R. Gaus...............................      93,568  (c)(h)               5.73%
        N.C. Geanopulos.........................       3,763  (d)(h)                 --
        Lloyd G. Gibson.........................      12,622  (e)                    --
        Polly B. Lechner........................       9,202  (h)                    --
        Charles S. Lenzner......................       7,832  (d)(h)(i)              --
        David W. McConnell......................      27,572  (h)                  1.69%
        Kenneth L. Rall.........................      11,866  (f)(h)                 --
        Henry E. Rea, Jr........................       7,636  (d)(h)                 --
        Arthur J. Rooney, II....................       4,549  (g)(h)                 --
        Edward A. Balmer........................       6,284  (e)
        All Directors and executive officers of
          the Corporation as a group (14
          persons)..............................     396,040  (a)-(j)             24.27%

---------

(a) Includes 61,720 shares owned by a company controlled by Mr. Baierl. Also includes 5,830 shares held in trust as to which Mr. Baierl has voting and dispositive power but disclaims beneficial ownership.

(b) Includes 36,938 shares owned by companies controlled by Mr. Colton, and 20,845 shares owned jointly by Mr. Colton and his wife as to which he shares voting and investment power.

(c) Includes 72,772 shares held in trust as to which he shares voting and dispositive power as co-trustee but disclaims beneficial ownership.

(d) These shares are jointly owned by the named individual and his spouse and the named individual shares voting and investment power over such shares with his spouse.

(e) Includes 12,568 stock options granted to Mr. Gibson, and, in the group totals, 14,618 stock options granted to all other executive officers under the Plan which are currently exercisable.

(f) Includes 4,418 shares held in a profit sharing plan as to which Mr. Rall shares voting and dispositive power as co-trustee.

(g) Includes 2,718 shares held by an investment club as to which Mr. Rooney shares voting power.

(h) Includes 1,176 stock options granted under the Corporation's Non-Employee Director Stock Option Plan which are currently exercisable.

(i) Includes 300 shares held in custodian accounts for children as to which Mr. Lenzner shares voting power.

(j) Unless otherwise indicated, the number of shares owned does not exceed one percent of the class.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Certain Directors and executive officers of the Corporation, and certain business organizations and individuals associated with them, have been customers of and have had normal loans from and other banking transactions with the Bank. All such transactions have been made in the ordinary course of business, on terms substantially equivalent, including interest rates and collateral, to those prevailing at the time in similar transactions with unrelated persons and do not involve more than the normal risk of collectability or present other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires each of the Corporation's Directors and executive officers and each holder of more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission initial reports of his ownership of, and periodic reports of his or her transactions in, the Corporation's Common Stock. Based solely upon the Corporation's review of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation for the fiscal year ended December 31, 1996, all reports required to be filed pursuant to Section 16(a) by the Corporation's executive officers, directors and 10 percent shareholders during 1996 were filed in a timely manner.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
                                  (Proposal 2)

     The Board of Directors has engaged the services of Coopers & Lybrand, L.L.P., Certified Public Accountants, of Pittsburgh, Pennsylvania, as independent accountants to examine the financial statements for the Corporation and its subsidiaries for the 1997 fiscal year. This firm has acted in the capacity of independent accountants for the Bank since 1991 and for the Corporation since the Corporation was organized in 1993. Representatives of Coopers & Lybrand, L.L.P., are not expected to be present at the Annual Meeting, but would be permitted to attend and make a statement if they desired to do so. They are available to respond to appropriate questions which can be addressed in writing to Coopers & Lybrand, L.L.P., Thirty-fifth Floor, 600 Grant Street, Pittsburgh, Pennsylvania 15219.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF COOPERS & LYBRAND, L.L.P., AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR 1997.

                            CORPORATION PERFORMANCE

     The Corporation's Common Stock trades on the NASDAQ National Market tier of the NASDAQ Stock Market under the symbol: NSDB. The following graph compares the percentage change in cumulative total shareholder return on the Corporation's Common Stock during the period from August 5, 1993 (the date on which the Corporation's Common Stock first traded on the NASDAQ National Market System) to December 31, 1996 with the cumulative total shareholder return on stocks included in (a) the NASDAQ composite index and (b) the NASDAQ bank stocks index. The information presented in the graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on August 5, 1993 and that all dividends were reinvested.

                               NSD BANCORP, INC.

                            TOTAL RETURN PERFORMANCE

      MEASUREMENT PERIOD                         NASDAQ-TOTAL    NSD BANCORP,
    (FISCAL YEAR COVERED)        NASDAQ- BANKS        US             INC.
08/05/93                                   100             100             100
12/31/93                                103.11          108.82          108.69
12/31/94                                102.73          106.37          113.04
12/31/95                                   153          150.43          121.87
12/31/96                                202.25          185.04          135.21

                                    PERIOD ENDING

               08/05/93      12/31/93      12/31/94     12/31/95     12/31/96
               --------      --------      --------     --------     --------
NSD Bancorp,
 Inc.            100.00        108.69        113.04        121.87      135.21
NASDAQ-Total
 US              100.00        108.82        106.37        150.43      185.04
NASDAQ-Banks     100.00        103.11        102.73        153.00      202.25

                                 OTHER MATTERS

     As of the date of this Proxy Statement, management has no knowledge of any other matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy intend to vote, to the extent permitted by law, in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Gloria J. Bush
                                          Secretary

     Upon request the Corporation will furnish, without charge, a copy of its Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1996, to any record or beneficial owner of its Common Stock at the close of business on March 11, 1997. All requests must be in writing, addressed to the Treasurer, NSD Bancorp, Inc., 100 Federal Street, Pittsburgh, Pennsylvania 15212, and if from a beneficial owner, must contain a representation that the person making the request was the beneficial owner as of March 11, 1997 of Common Stock of the Corporation. The Corporation reserves the right to charge a reasonable fee for providing a copy of its Annual Report on Form 10-K to persons other than those referred to above.

                               NSD BANCORP, INC.

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 22, 1997
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Nicholas C. Geanopulos, David W. McConnell, and Kenneth L. Rall, or any of them, proxies of the undersigned, with full power of substitution, to vote the shares of NSD BANCORP, INC. which the undersigned would be entitled to vote if personally present at the meeting or any adjournment of it:

                          (continued on reverse side)


                              FOLD AND DETACH HERE


         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

           Please mark your votes as indicated in this example [ X ]


ITEM 1. ELECTION OF DIRECTORS.

NOMINEES: William R. Baierl, Grant A. Colton, Jr., L.R. Gaus, Polly B. Lechner,
          Arthur J. Rooney, II.


                WITHHELD
   FOR          FOR ALL

  [   ]          [   ]

WITHHELD FOR: (Write that nominee's name in the space provided below).


--------------------------------------------------------------------------------


ITEM 2. To ratify the appointment of Coopers & Lybrand, L.L.P., Certified Public Accountants, as independent auditors and accountants.


   FOR          AGAINST        ABSTAIN

  [   ]          [   ]          [   ]



ITEM 3. In their discretion to vote upon other matters as may properly come before the meeting.


Signature(s) _____________________________________________ Date ________________


Signature(s) _____________________________________________ Date ________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.